[MIDLAND CAPITAL HOLDINGS CORPORATION]








                                                              September 28, 2001



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Midland Capital Holdings Corporation (the "Company"), we cordially invite you to attend the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held at 2:00 p.m., local time, on October 17, 2001, at the main office of the Company located at 8929 S. Harlem Avenue, Bridgeview, Illinois.

         In addition to the election of two directors of the Company, stockholders are being asked to ratify the appointment of Cobitz, VandenBerg & Fennessy as auditors for the Company. Accordingly, your Board of Directors unanimously recommends that you vote for each of these proposals.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.

                                                          Very truly yours,



                                                          /s/PAUL M. ZOGAS
                                                          ----------------
                                                          PAUL M. ZOGAS
                                                          Chairman of the Board,
                                                             President and Chief
                                                               Executive Officer

                      MIDLAND CAPITAL HOLDINGS CORPORATION
                            8929 South Harlem Avenue
                           Bridgeview, Illinois 60455
                                 (708) 598-9400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 17, 2001


         Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Meeting") of Midland Capital Holdings Corporation (the "Company") will be held at 2:00 p.m., local time, on October 17, 2001, at the main office of the Company located at 8929 South Harlem Avenue, Bridgeview, Illinois.

         A proxy card and a proxy statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of the Company; and

         2. The ratification of the appointment of Cobitz, VandenBerg & Fennessy as independent auditors of the Company for the fiscal year ending June 30, 2002; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 17, 2001 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available at the main office of the Company during the ten days prior to the Meeting, as well as at the Meeting.

         You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage paid return envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors



                                             /s/Paul M. Zogas
                                             ----------------
                                             Paul M. Zogas
                                             Chairman of the Board, President
                                             and Chief Executive Officer

Bridgeview, Illinois
September 28, 2001

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                      MIDLAND CAPITAL HOLDINGS CORPORATION
                            8929 South Harlem Avenue
                           Bridgeview, Illinois 60455
                                 (708) 598-9400

                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 17, 2001
                              ---------------------

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Midland Capital Holdings Corporation (the "Company") to be used at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the main office of the Company located at 8929 South Harlem Avenue, Bridgeview, Illinois, on October 17, 2001 at 2:00 p.m., local time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting, proxy card and this proxy statement are first being mailed to stockholders on or about September 28, 2001. Certain of the information provided herein relates to Midland Federal Savings and Loan Association (the "Association"), a wholly owned subsidiary of the Company.

         At the Meeting, the stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of Cobitz, VandenBerg & Fennessy as the Company's independent accountants for the fiscal year ending June 30, 2002. Your Board of Directors unanimously recommends that you vote for each of management's nominees for election as directors and for the ratification of the appointment of Cobitz, VandenBerg & Fennessy.

Vote Required and Proxy Information

         All shares of common stock, par value $.01 per share, of the Company (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposal set forth in this proxy statement. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will have no effect on the election of directors. The ratification of the appointment of auditors requires the affirmative vote of a majority of the votes cast on the proposal. Proxies marked to abstain will have the same effect as votes against the proposal to ratify the appointment of the independent auditors. Broker non-votes will have no effect on this proposal. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Charles A. Zogas, Secretary, at the address stated above.

Voting Securities and Principal Holders Thereof

         Stockholders of record as of the close of business on September 15, 2001, will be entitled to one vote for each share then held. As of that date, the Company had 363,975 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock, (ii) the Company's Chief Executive Officer, and each other executive officer whose salary and bonus for fiscal 2001 exceeded $100,000 (the "Named Officers") and (iii) all directors, nominees and executive officers of the Company and the Association as a group.



              Beneficial Owner                Shares Beneficially Owned      Percent of Class
------------------------------------------- ----------------------------- -----------------------
Over 5% Beneficial Owners

Algerd A. Brazis, Director                             21,725(1)                     5.97%
8929 South Harlem Avenue
Bridgeview, Illinois  60455

Jeffrey S. Halis                                       20,000(2)                     5.49%
500 Park Avenue
Fifth Floor
New York, New York  10022

Richard A. Horstman                                    20,000(3)                     5.49%
31 Boulder Wood Drive
Bernardsville, New Jersey  07924

Named Officers

Paul M. Zogas, Chairman of the Board,                 107,907(4)                    29.65%
  President and Chief Executive Officer
8929 South Harlem Avenue
Bridgeview, Illinois  60455

Charles A. Zogas, Director, Executive                  85,487(4)                    23.49%
  Vice President and Secretary
8929 South Harlem Avenue
Bridgeview, Illinois  60455

Directors and executive officers                      238,944(5)                    64.13%
 of the Company as a group
 (6 persons)


---------------

(1) The above information is as reported in a Schedule 13D filed August 3, 1998, by Mr. Brazis. An additional 1,725 options were issued to Mr. Brazis pursuant to the Company's Stock Option and Incentive Plan (the "Stock Option Plan"). Mr. Brazis reported shared voting and investment power with his wife and the Algerd A. and Aldona Brazis Loving Trust with respect to the shares.
(2) The above information is as reported in a Schedule 13D filed June 29, 1999. Mr. Halis claimed sole voting and dispositive power in regards to all 20,000 shares.
(3) The above information as reported in a Schedule 13D filed September 9, 1993.
(4) Each person has reported sole voting and investment power with respect to the shares held by them, respectively.
(5) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals may be deemed to have sole or shared voting or dispositive power. Includes 8,625 shares of all directors and executive officers as a group, which are subject to options currently exercisable or exercisable within 60 days of September 15, 2001, granted under the Stock Option Plan.

                            I. ELECTION OF DIRECTORS

General

         The Company's Board of Directors consists of six members. The Board of Directors is divided into three classes, each of which contains one-third of the Board of Directors. One-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors are elected and qualified.

         The table below sets forth certain information regarding the present members and nominees of the Company's Board of Directors. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. Jonas Vaznelis and Paul M. Zogas have been nominated for terms of three years. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.


                                                                                               Shares of
                                             Position(s) Held                                 Common Stock   Percent
                                              in the Company           Director   Term to     Beneficially      of
           Name             Age(1)         and the Association         Since(2)    Expire       Owned(3)      Class
-----------------------------------------------------------------------------------------------------------------------
                                     NOMINEES

Jonas Vaznelis                81     Director                            1977       2004            3,925     1.07%
Paul M. Zogas                 46     Chairman of the Board, President    1982       2004          107,907    29.65%
                                      and Chief Executive Officer

                                     DIRECTORS CONTINUING IN OFFICE

Algerd Brazis                 86     Director                            1976       2003           21,725     5.94%
Charles A. Zogas              47     Director, Executive Vice            1983       2003           85,487    23.49%
                                       President and Secretary
Michael J. Kukanza            41     Director                            1996       2002           11,725     3.21%
Richard Taylor                51     Director and Vice President         1990       2002            8,175     2.23%

--------------------
(1)      At June 30, 2001.
(2)      Includes service as a director of the Association.
(3) Amounts include shares held directly as well as shares held by certain members of the named individuals' families with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Also includes 1,725, 1,725, 3,450 and 1,725 shares subject to options granted under the Stock Option Plan to Mr. Brazis, Mr. Kukanza, Mr. Taylor and Mr. Vaznelis, respectively, which are currently exercisable or exercisable within 60 days of September 15, 2001.

         The business experience of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

         Jonas Vaznelis. Mr. Vaznelis retired as the owner and President of Gifts International located in Chicago, Illinois, in 1995. Mr. Vaznelis is a member of the Lithuanian Community Council of Chicago, Illinois, and the Lithuanian Foundation, Inc. He is also a committee member of the Board of Zoning Appeals for Beverly Shores, Indiana.

         Paul Zogas. Mr. Zogas has been Chairman of the Board, President and Chief Executive Officer since 1983, and a Director since 1982. Mr. Zogas holds a BA degree in Economics from the University of Michigan in Ann Arbor, and a Juris Doctor degree from De Paul University College of Law in Chicago. Mr. Zogas provides legal services from time to time to private clients, and serves as Director of Midland Business Systems, Inc., a computer sales, service and consulting company located in Chicago, Illinois. Mr. Zogas is the brother of Charles Zogas.

         Michael J. Kukanza. Mr. Kukanza was elected to the Board of Directors in October 1996. Mr. Kukanza is a principal in a Chicago-based asset management company, Compass Asset Management, L.L.C. Prior to joining Compass Asset Management, Mr. Kukanza was Senior Vice President, Global Foreign Exchange Options Head at NationsBanc-CRT until April 1996. While at NationsBanc-CRT, Mr. Kukanza served on the Federal Reserve Bank Foreign Exchange Advisory Committee and held a seat on the FX Risk Management Subcommittee. Prior to that position, Mr. Kukanza was Managing Director responsible for Global Foreign Exchange Options at Merrill Lynch & Company based both in New York and London from April 1989 until September 1994. Before joining Merrill Lynch, Mr. Kukanza was a Principal in Equity Options at O'Connor & Associates, based in Chicago, beginning in September 1982. Mr. Kukanza holds a BA degree in Economics from the University of Chicago and has completed all graduate level courses for an MA degree in Economics from the University of Virginia.

         Richard Taylor. Mr. Taylor joined the Association in 1972. Since joining the Association in 1972, he has held various lending positions and has held the position of Vice President in Charge of Lending since 1982. Mr. Taylor holds a BS degree from Illinois State University, and is also a licensed real estate and insurance broker.

         Algerd Brazis. Mr. Brazis retired as the owner of Al's Hilltop Lounge located in Justice, Illinois in 1983. Mr. Brazis is a Director of the Knights of Lithuania Mid-America District and is an Officer of the Lithuanian Chamber of Commerce.

         Charles Zogas. Mr. Zogas has been the Executive Vice President and the Chief Operations Officer of the Association since 1982. He was elected a Director in 1983, and also serves as Secretary and Treasurer. Mr. Zogas holds a BS degree from the University of Notre Dame in Notre Dame, Indiana, and a Juris Doctor degree from IIT/Chicago - Kent College of Law. Mr. Zogas also provides legal services from time to time to private clients. Mr. Zogas is the brother of Paul Zogas.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met five times during fiscal 2001. During fiscal 2001, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Board of Directors has established Executive, Audit, Loan, Asset/Liability, Trust, Compensation and Stock Option and Incentive Plan committees.

         The Executive Committee, consisting of Directors P. Zogas, C. Zogas and Brazis, meets on an as needed basis to exercise the power of the Board in between Board meetings. This committee did not meet during the fiscal year ended June 30, 2001.

Board of Directors' Meetings and Committees

         The Audit Committee consisting of Directors Brazis, Kukanza and Vaznelis meets as needed to review recommendations of the internal auditor, and annually to review the annual audit by the independent auditors. In fiscal 2001, this committee did not meet at the company level. The Association's Audit Committee has the identical makeup of the Company's Audit Committee and met four times during fiscal 2001.

         The Loan Committee, composed of Directors Vaznelis, Brazis and Taylor, meets monthly to review loans in excess of officer loan authority and to establish lending policies. This committee met 12 times during the fiscal year ended June 30, 2001.

         The Asset/Liability Committee, composed of Directors P. Zogas, C. Zogas, Kukanza and Vaznelis, meets as needed to establish asset/liability policy. This committee did not meet during the fiscal year ended June 30, 2001.

         The Trust Committee, composed of Directors P. Zogas, C. Zogas and Vaznelis, meets as needed to establish policies for the land trust department and to ensure compliance with those policies. This committee did not meet during the fiscal year ended June 30, 2001.

         The Compensation Committee, composed of Directors P. Zogas, Kukanza and Brazis, meets at least annually to make compensation recommendations. This committee met once during the fiscal year ended June 30, 2001.

         The Stock Option and Incentive Plan Committee, composed of Directors Brazis and Vaznelis, meets to make awards under the Stock Option Plan and the BIP. This committee did not meet during the fiscal year ended June 30, 2001.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Association's Bylaws.

Director Compensation

         Directors fees are paid to directors in the amount of $1,100 for each regular meeting of the board attended and $150 for each special meeting attended in fiscal 2001. Non-employee directors received a fee in the amount of $150 for each committee meeting attended.

Executive Compensation

         The following table sets forth information regarding compensation paid or accrued by the Company and the Association to their Chief Executive Officer and Executive Vice President for services rendered during the past three fiscal years. No other executive officer made in excess of $100,000 during the year ended June 30, 2001.


                                            SUMMARY COMPENSATION TABLE
                                  Annual Compensation                                     Awards
                                  ----------------------------------------------------  ----------
                                                                                        Restricted
                                                                         Other Annual     Stock       All Other
           Name and Principal                       Salary      Bonus    Compensation    Award(s)    Compensation
                Position                  Year      ($)(1)       ($)          ($)         ($)(3)        ($)(4)
-------------------------------------------------------------------------------------------------------------------
Paul Zogas, Chairman of the Board,        2001        $166,995  $    ---       $1,247(2)    $21,625          $4,651
  President and Chief Executive Officer   2000         151,190       ---            ---      12,068           4,302
                                          1999         148,784       ---            ---      17,671           4,230
-------------------------------------------------------------------------------------------------------------------
Richard Taylor, Vice President            2001        $103,931  $    ---            ---     $ 8,625          $2,722
                                          2000          96,143       ---            ---       4,830           2,650
                                          1999          94,648     5,000            ---       7,073           2,755
===================================================================================================================

(1) Includes directors fees paid to Mr. Zogas and Mr. Taylor of $13,200 for the year ended June 30, 2001 and $7,800 for the years ended June 30, 1999 and 1998.
(2)      Represents club dues paid to Mr. Zogas.
(3) Represents the dollar value of shares of the Company's stock vested during the 1999, 2000 and 2001 fiscal years and granted pursuant to a Company restricted stock plan, based on the closing price of the Common Stock of $20.50 on June 30, 1999, $14.00 on June 30, 2000 and $25.00 on
         June 30, 2001. Mr. Zogas vested in 862 shares in 1999 and 2000 and 865 shares in 2001. Mr. Taylor vested in 345 shares in 1999, 2000 and 2001. There was a grant of 4,313 shares of stock under this plan to Mr. Zogas and 1,725 shares to Mr. Taylor, which vested in five equal installments with the first vesting starting on November 20, 1996.
(4)      Represents an employer contribution to the party's 401(k) account.

         No stock appreciation rights, limited stock appreciation rights or stock options were granted to the Named Officers during the fiscal year ended June 30, 2001.

         The following table sets forth certain information concerning the number and value of unexercised stock options held at June 30, 2001.


                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                Number of Securities             Value of Unexercised
                                                                Underlying Unexercised            In-the-Money Options
                              Shares                             Options at FY-End (#)              at FY-End ($)(1)
                           Acquired on         Value             ---------------------              ----------------
          Name             Exercise (#)     Realized ($)      Exercisable     Unexercisable    Exercisable    Unexercisable
          ----             ------------     ------------      -----------     -------------    -----------    -------------
Paul Zogas                     ---             $ ---                 ---               ---        $   ---            $ ---
Richard Taylor                 ---             $ ---               3,450               ---        $51,750            $ ---



(1) Represents the aggregate market value (market price of the common stock less the exercise price) of the option granted based upon the closing bid price of $25.00 per share of the common stock on June 29, 2001, as reported on the OTC Electronic Bulletin Board.

         Employment Agreement with Paul Zogas. On July 20, 2000, the Company entered into a three year employment agreement with Paul Zogas. The agreement with Paul Zogas provides for an annual base salary in an amount not less than Mr. Zogas's salary as of the effective date of the agreement. The term of the agreement is automatically extended daily by one day so that the term is always three years, unless the Company has given Mr. Zogas 90 days' advance notice that the term is not to be extended. The agreement provides for termination upon Mr. Zogas's death, for cause or in the case of certain other events specified in the agreement.

         If Mr. Zogas's employment is "involuntarily terminated" by the Company other than in connection with or within 36 months after a change in control of the Company or the Association, he will be entitled to receive (i) payment of his base salary during the remaining term of the agreement in the same manner and at the same times received by him while employed and (ii) for the remaining term of the agreement, substantially the same health insurance benefits as he receives as of the date of termination. The term "involuntary termination" means termination by the Company or the Association other than for cause or due to the retirement, death or disability of Mr. Zogas, and includes a material reduction of Mr. Zogas's current duties, benefits and responsibilities.

         If Mr. Zogas's employment is involuntarily terminated in connection with or within 36 months after a change in control of the Company or the Association, he will be entitled to receive (i) a lump sum cash payment equal to 299% of his "base amount" of compensation and (ii) for the remaining term of the agreement substantially the same health insurance benefits as he receives as of the date of termination. The lump sum payment is subject to reduction to ensure that all amounts payable by the Company and the Association to him in connection with a change in control are deductible by the Company or the Association for federal income tax purposes.

         Based on his current salary, if Mr. Zogas had been terminated as of June 30, 2001, under circumstances entitling him to severance pay as describe above, he would have been entitled to receive a lump sum cash payment of approximately $456,738, in addition to the health insurance to be received for the term remaining under his employment agreement, as described above.

         Employment Agreement with Richard Taylor. In fiscal 1993, the Association entered into an employment agreement with Richard Taylor for a one year term. The employment agreement with Richard Taylor provides for an initial base salary equal to his salary in effect on the date of the contract, with an annual raise to be determined by the Board of Directors. The contract automatically extends for one year at each anniversary date (provided that there is a performance review of the employee) until either the Association or Mr. Taylor gives written notice to the contrary. The contract provides for termination upon Mr. Taylor's death, for cause or in certain events specified by regulations of the Office of Thrift Supervision ("OTS"). Under the terms of the contract, in the event that Mr. Taylor is terminated in connection with a change in control, he may be entitled to be paid for the remaining term of his contract as well as to receive a payment equal to one year's salary. The contracts provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The employment contract may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Association by rendering it more time consuming and expensive to remove the subject employee.

         Based on his current salary, if Mr. Taylor had been terminated as of June 30, 2001, under circumstances entitling him to severance pay as describe above, he would have been entitled to receive a lump sum cash payment of approximately $89,419, in addition to the other payments to be received based on the term remaining under his employment agreement, as described above.

Pension Plan

         Defined Benefit Pension Plan. The Association sponsors a defined benefit pension plan (the "Pension Plan"). Eligible employees participate in the Pension Plan after they attain age 21 and following the completion of 12 months of service, provided the employee has completed at least 1,000 hours of work during such 12-month period. The Pension Plan is funded solely through contributions made by the Association.

         The table below sets forth, as of June 30, 2001, estimated annual pension benefits for individuals at age 65 payable in the form of benefit for various levels of compensation and years of service. The figures in this table are based upon the assumption that the individual is currently age 65 as of June 30, 2001 with a specified number of years of service. At June 30, 2001, the estimated credited years of service of Mr. P. Zogas was 23 and of Mr. R. Taylor was 29.


             Average Annual
             Compensation          Annual Pension Benefit Based on Years of Service
            --------------       ----------------------------------------------------
                                   10             20             30             40
-------------------------------------------------------------------------------------
                 $20,000         $2,500          $5,000         $7,500        $10,300
                  40,000          5,500          11,000         16,500         22,300
                  60,000          8,500          17,000         25,500         34,300
                  80,000         11,500          23,000         34,500         46,300
                 100,000         14,500          29,000         43,500         58,300
                 120,000         17,500          35,000         52,500         70,300
                 140,000         20,500          41,000         61,500         82,300

Report of the Audit Committee of the Board of Directors

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

         Membership and Role of the Audit Committee. The Audit Committee consists of the following members of the Company's Board of Directors: Brazis, Kukanza and Vaznelis. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee does not operate under a written charter.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants and internal audit department; (3) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; and (4) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

         Review of the Company's Audited Financial Statements for the Fiscal Year ended June 30, 2001. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2001 with the Company's management. The Audit Committee has discussed with Cobitz, VandenBerg & Fennessy, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from Cobitz, VandenBerg & Fennessy required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Cobitz, VandenBerg & Fennessy with that firm.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

         Algerd Brazis          Michael J. Kukanza          Jonas Vaznelis

Certain Relationships and Related Transactions

         The Association, like many financial institutions, has followed a policy of granting loans to eligible officers, directors and employees for the financing of their personal residences. Loans are made in the ordinary course of business on substantially the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. Federal law requires that all such transactions with officers and directors be on terms and conditions comparable to those for similar transactions with non- affiliates.

         No loans with reduced interest rates or fees were outstanding to any of its directors and officers whose aggregate indebtedness exceeded $60,000 at any time during the year ended June 30, 2001, except indicated below. The Association made a loan on March 15, 1988, in the amount of $360,000 to Charles Zogas, Executive Vice President and Secretary, for a residential mortgage loan on his principal residence. The points in connection with the loan were waived, and the rate was 7.00%, as compared to market rates of 9.87% at the time the loan was made. The outstanding balance of the loan was $283,749 at June 30, 2001, and the largest outstanding balance since June 30, 2000, was $292,300.

                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Cobitz, VandenBerg & Fennessy to be its auditors for the 2002 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Cobitz, VandenBerg & Fennessy is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         During the fiscal year ended June 30, 2001, Cobitz VandenBerg & Fennessy provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services.

               (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal 2001 annual financial statements and review of financial statements $45,250.

               (b) Financial Information Systems Design and Implementation: $0.

               (c) All other fees: $3,615.


         The Audit Committee of the Company's Board of Directors determined that the provision of services covered by item (c) above is compatible with maintaining the independence of Cobitz, VandenBerg & Fennessy.

         The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Cobitz, VandenBerg & Fennessy as the Company's independent auditors for the fiscal year ending June 30, 2002.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office, 8929 South Harlem Avenue, Bridgeview, Illinois 60455, no later than May 31, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. If a proposal does not meet the above requirements for inclusion in the Company's proxy materials, but otherwise meets the Company's eligibility requirements to be represented at the next Annual Meeting of Stockholders, the persons named in the enclosed form of proxy and acting thereon will have the discretion to vote on any such proposal in accordance with their best judgment if the proposal is received at the Company's main office later than May 31, 2002; provided however, that in the event that the date of next year's annual meeting is held before September 8, 2002 or after November 27, 2002, the stockholder proposal must be received on or before the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation.

                                              By Order of the Board of Directors





                                              /s/Paul Zogas
                                              -------------
                                              Paul Zogas
                                              Chairman of the Board, President
                                               and Chief Executive Officer

Bridgeview, Illinois
September 28, 2001

                                REVOCABLE PROXY
                      MIDLAND CAPITAL HOLDINGS CORPORATION

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 17, 2001

The undersigned hereby appoints the Board of Directors of Midland Capital Holdings Corporation (the Company), and its survivor, with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on October 17, 2001, at 2:00 P.M., local time, and at any and all adjournments thereof, as follows:

I. The election as directors of all nominees listed (except as marked to the contrary below):


                                With-       For All
                      For       hold        Except

                     [  ]       [  ]          [  ]


    JONAS VAZNELIS (3-year term)
    PAUL M. ZOGAS  (3-year term)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark For All Except and write that nominees name in the space provided below.

                      For      Against      Abstain

                     [  ]       [  ]          [  ]


II. The ratification of the appointment of Cobitz, VandenBerg & Fennessy as independent auditors for the Company for the fiscal year ending June 30, 2002.

In their discretion, the proxies are authorized to vote upon any other business matters that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a voteFOR the election of the nominees listed above andFOR the ratification for the appointment of Cobitz, VandenBerg & Fennessy.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE AND FOR THE RATIFICATION FOR THE APPOINTMENT OF COBITZ, VANDEN-BERG & FENNESSY. IF ANY OTHER BUSINESS IS PRESENTED AT THIS MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.




          Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-paid envelope provided.

                      MIDLAND CAPITAL HOLDINGS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholders decision to terminate this proxy, then the power of such attorney and proxy shall be deemed terminated and of no further force and effect. The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting, a proxy statement and the Companys Annual Report to Stockholders for the fiscal year ended June 30, 2001. Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

--------------------------------------
--------------------------------------
--------------------------------------